EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report related to the financial statements of Lyris Technologies, Inc. dated March 11, 2005, included in Form 8-K filed with the Securities and Exchange Commission on May 16, 2005.

/s/ Burr, Pilger & Mayer LLP

San Francisco, CA

June 30, 2005